Exhibit 10.1

SUN MICROSYSTEMS, INC.

AMENDMENT TO CHANGE OF CONTROL AGREEMENT

This Amendment to the Change of Control Agreement (the “Amendment”) is made effective as of the last date signed below, by and between Sun Microsystems, Inc. (the “Company”), and [                            ] (the “Executive”).

RECITALS

WHEREAS, the Company and Executive entered into that certain Change of Control Agreement dated January 1, 2009 (the “Agreement”).

WHEREAS, the Company and Executive desire to amend the Agreement to amend the definition of Change of Control.

NOW, THEREFORE, the Company and Executive agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

AGREEMENT

1. Definition of Change of Control. Section 2(d)(i) of the Agreement is hereby amended in its entirety to read as follows:

(i) The closing of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent company) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity, or its parent company, outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company, or the closing of the sale or disposition by the Company of all or substantially all of the Company’s assets.

2. Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.

3. Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4. Successors and Assigns. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

5. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

6. Governing Law. This Amendment shall be governed in all respects by the internal laws of California, without regard to principles of conflicts of law.

7. Amendment. Any provision of this Amendment may be amended, waived or terminated by a written instrument signed by the Company and Executive.

(Signature page follows)

[ ]	SUN MICROSYSTEMS, INC.

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Date: ________________________, 2009	Date:________________________, 2009

(Signature page to Amendment to Change of Control Agreement)